Exhibit 99.1

CUI Global Announces Award of First Purchase Order for Delivery of its GasPT Technology to Europe’s Largest Natural Gas Transmission Company

TUALATIN, Ore., February 10, 2016 – CUI Global, Inc. (NASDAQ:CUI) announced today that its wholly-owned United Kingdom energy subsidiary, Orbital Gas Systems Ltd. (“Orbital”), has successfully been awarded the initial purchase order (“PO”) for its proprietary GasPT® analyzer from Europe’s largest natural gas transmission company. The order for 400 devices, including 65 high pressure installations, comes after almost four and a half years of intensive durability and accuracy testing; certification by relevant European Union (“EU”) authorities; and a thorough, independent test protocol conducted by The University of Milan on behalf of the transmission company.

The total scope of the project includes the deployment of 3,300 analyzers across the Italian pipeline system. Orbital, through its Italian Distributor, SOCRATE S.p.A. (“SOCRATE”), is the only Vendor providing analyzers against this first PO.

The roll-out schedule calls for 50 units to be deployed within 30 days; another 250 units to be deployed 50 days thereafter; and the remainder to be deployed no later than October 2016. Company representatives will be attending the “kick-off” meeting in Milan next week.

“This is a transformational project for the Company,” explained William Clough, CUI Global’s president & CEO. “While we have previously deployed several hundred of our GasPT devices, this is the first large scale deployment with Europe’s largest natural gas pipeline company and one of the most respected natural gas transmission companies in the World.”

“We believe that the efficiencies, accuracy, minimal maintenance, and low-cost nature of our GasPT Technology will produce dramatic results for this project and will allow our Energy Division to leverage this exciting project into additional opportunities throughout Western Europe and into North America," Clough continued.

“We are very pleased to partner with CUI Global and Orbital on this project,” stated Nicola Giorgio Sorrentino, CEO of SOCRATE. “This venture is only made possible by the unique nature of the GasPT analyzer and its ability to cost-effectively and efficiently monitor natural gas quality in the pipeline. The initial PO is only the beginning of what will be a tremendous opportunity for both Orbital and SOCRATE.”

The substantial testing conducted in Italy included, but was not limited to:

•	A 6-month laboratory bench test for both durability and accuracy;
•	An additional 12-month field trial in Mesura, which consisted of comparing GasPT measurements with a well-known and much-respected gas chromatograph (“GC”). Over 12 months the GasPT was fully operational 100% of the time, while the GC was offline for 14% of the time;
•	Deployment of six units for a 24 month field trial, during which the devices demonstrated accuracy of Calorific Value (“CV”) and Wobbe measurements typically better than +0.2% error and always much better than +0.5% (as required by both The International Organization of Legal Metrology and American Gas Association); and then,

•	A 6-month comprehensive review of the resulting data by an independent third-party (The University of Milan) to confirm both durability and accuracy figures.

Besides the multifaceted and comprehensive testing regimen for this project, Orbital had to obtain all necessary safety certifications before the tests could begin. In that regard, the GasPT device fully complies with, and is certified by such iconic organizations as: CSA, BASEEFA, OFGEM, PRCI, and IECEx. The device is fully EMC compliant as well.

While qualifying for the Italian opportunity, Orbital also received full certification from The International Organization of Legal Metrology (“OIML”). Specifically, the device is fully certified and compliant with OIML R 140 – Measuring Systems for Gaseous Fuel. NMi (a highly-respected European test house based in The Netherlands) was engaged to perform that certification.

According to its charter, OIML is a “worldwide, intergovernmental organization whose primary aim is to harmonize the regulations and metrological controls applied by the national metrological services, or related organizations, of its Member States,” including Italy.

“This is certainly an inflection point for our Energy Division and continues to demonstrate the value of our natural gas product portfolio – A portfolio of products which allows us to change and improve the way natural gas is monitored, increase our market penetration, and, thereby, increase our shareholder value,” Clough concluded.

The Company will conduct a conference call and webcast to review the details of this release on Thursday, February 11, 2016 at 8:00 AM EST.

•	To access the call, please dial the toll free number at (888) 734-0328 and provide the Conference ID: 48788368
•	For international callers, please dial (678) 894-3054
•	At the conclusion of the call, a replay will be available for 10 days
•	To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide the same Conference ID: 48788368
•	In addition to the toll-free number listed above, participants can also dial (800) 585-8367 to access Encore

A simultaneous webcast will also be available: http://edge.media-server.com/m/p/4xqs4nw4

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World . . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com

About Orbital Gas Systems Ltd.

Orbital Gas Systems Ltd (“Orbital-UK”) is the largest natural gas systems integrator in the United Kingdom. For over 30 years, Orbital-UK has developed its portfolio of products, services and resources to offer a diverse range of personalized gas engineering solutions to the gas utilities, power generation, emissions, manufacturing and automotive industries.  Orbital-UK’s internationally recognized expertise in the natural gas industry, including bringing together the patented VE-technology with the ground-breaking GasPTi device, offers natural gas operators and users a comprehensive engineering array for the next generation of energy metering systems. Orbital-UK is a wholly owned subsidiary of CUI Global, Inc.

For more information, please visit www.orbitalgassystems.com.

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.

Media Contact: CUI Global, Inc. Reid Hornberger Main: 503-612-2300 press@cuiglobal.com	Outside IR contact: Stonegate Securities Casey Stegman 214-987-4121 casey@stonegateinc.com